Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234281 on Form F-3 of our report dated April 10, 2020, relating to the consolidated financial statements of Top Ships Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/  Deloitte Certified Public Accountants S.A.
Athens, Greece
April 10, 2020